Exhibit (d)(5)(i)

PACIFIC FUNDS

AMENDMENT NO. 8 TO THE

FUND MANAGEMENT AGREEMENT

THIS AMENDMENT made effective the 31st day of December, 2014, is made to the Fund Management Agreement (the “Agreement”) dated September 24, 2001, as amended on December 31, 2002, August 5, 2004, December 9, 2005, May 1, 2007, May 1, 2008, October 31, 2013, and August 1, 2014 by and among Pacific Life Insurance Company, a Nebraska corporation (“Pacific Life”), Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO” or “Fund Manager”), and Pacific Funds (formerly known as Pacific Life Funds), a Delaware Statutory Trust (the “Trust”), which agreement was transferred and assigned from Pacific Life to Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), on May 1, 2007. The Agreement is hereby amended as set forth below (the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Fund Manager and Trust (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.         All references to “Pacific Life Funds” are hereby deleted in their entirety and changed to “Pacific Funds”.

2.         All references in Exhibit A to “PL Inflation Managed” are replaced with “Segment of PF Inflation Managed”, and all references to “Segment of PL Managed Bond” are replaced with “Segment of PF Managed Bond”.

3.         Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

PF Amendment No. 8 PIMCO	1 of 2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS LLC
By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

PACIFIC FUNDS
By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	/s/ Brent L Holden
Name: Brent L. Holden
Title: Managing Director

PF Amendment No. 8 PIMCO	2 of 2